EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-90036) and Forms S-8 (Nos. 333-38520, 333-22803, 333-00729, 33-59797, 33-56899 and 33-39032) of Campbell Soup Company of our report dated September 18, 2003 relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

October 9, 2003